Exhibit 99.1

SILVERSUN TECHNOLOGIES REPORTS RECORD REVENUE FOR FIRST QUARTER 2014

Three Month Revenues Increased 21% to $4.92 Million, Up from $4.04 Million on Year-Over-Year Basis

LIVINGSTON, NJ – (Marketwire) – May XX, 2014 – SilverSun Technologies, Inc. (OTCBB/OTCQB: SSNT), a national provider of transformational business technology solutions and services, today announced record first quarter financial results for the three months ended March 31, 2014 in a Form 10-QSB filed with the SEC.

Financial Highlights for the Three Months Ended March 31, 2014 Compared to the Three Months Ended March 31, 2013:

•	Marking the tenth consecutive quarter of double-digit percentage revenue growth, total revenues rose 21% to $4,924,625 from $4,044,539.
•	Income from operations totaled $201,642, up from income from operations of $131,640.
•	Income before taxes was 191,652, up from income before taxes of $115,530.
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Net income was $120,741, or $0.00 earnings per basic and diluted share, an increase from net income of $115,530, or 0.00 earnings per basic and diluted share.  Net income for 2014 includes a provision for income taxes of $70,911.

As of March 31, 2014, the Company had $1,106,909 in cash; $1,584,828 in accounts receivable; $91,853 in long term debt; and total stockholders’ deficit of $229,313.

For more details on SilverSun’s third quarter results, please refer to the Company’s 10-Q filed with the U.S. Securities Exchange Commission and accessible at www.sec.gov.

Commenting on the results, Mark Meller, Chairman and CEO of SilverSun, stated, “Our first quarter performance continued our trend of record quarterly results. Our recent acquisition of ESC Software, robust cash position and the ever increasing strength of our recurring revenue channels give us confidence that we will continue to achieve record results throughout 2014.”

Continuing, Meller said, “The Company continues to aggressively seek out acquisitions in the cloud service provider and Small and Medium-Sized Business software marketplace.  We hope to be in a position to announce further acquisitions in the coming weeks and months.”

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About SilverSun Technologies, Inc.
Headquartered in Livingston, New Jersey, SilverSun Technologies is involved in the acquisition and build-out of technology and software companies engaged in providing best of breed management applications and professional consulting services to small and medium size businesses (SMBs) in the manufacturing, distribution and service industries.  Serving as SilverSun’s principal operating subsidiary, SWK Technologies, Inc. employs national direct and channel sales teams, and a consulting team, all of which serve a growing customer base spanning the United States and Canada.  For more information, please visit www.silversuntech.com, www.swktech.com or www.mapadoc.com.

Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of SilverSun Technologies’ future expectations, plans and prospects.  In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements.  Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of SilverSun Technologies, its subsidiaries and concepts to be materially different than those expressed or implied in such statements.  Unknown or unpredictable factors also could have material adverse effects on SilverSun Technologies’ future results.  The forward-looking statements included in this press release are made only as of the date hereof.  SilverSun Technologies cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Finally, SilverSun Technologies undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by SilverSun Technologies.

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